SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934, as amended

Date of Report (Date of earliest event reported) July 24, 2002

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	333-65554 (Commission File Number)	13-3460894 (I.R.S. Employer Identification Number)

Eleven Madison Avenue, New York, New York                           10010
(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code: (212) 325-2000

Exhibit Index located on Page 4

Items 1 through 4, Item 6 and Item 8 are not included because they are not applicable.

Item 5. Other Events.

On July 24, 2002, Credit Suisse First Boston Mortgage Acceptance Corp. caused the issuance and sale of the CSFB ABS Trust 2002-HI23 Asset-Backed Notes, Series 2002-HI23, pursuant to an Indenture, dated as of July 24, 2002, between CSFB ABS Trust 2002-HI23, as issuer and JPMorgan Chase Bank, as indenture trustee.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)     Not applicable.

        (b)     Not applicable.

        (c)     Exhibits: The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed.

4.1 Servicing Agreement dated as of July 1, 2002 among Countrywide Home Loans Servicing LP, as servicer, JPMorgan Chase Bank, as indenture trustee, and CSFB ABS Trust 2002-HI23, as issuer.
4.2 Owner Trust Agreement dated as of July 24, 2002 between Credit Suisse First Boston Mortgage Acceptance Corp., as depositor, and U.S. Bank Trust National Association, as owner trustee.
4.3 Indenture dated as of July 24, 2002 between CSFB ABS Trust 2002-HI23, as issuer, and JPMorgan Chase Bank, as indenture trustee (including Appendix A thereto).
10.1 Loan Purchase Agreement dated as of July 24, 2002 among DLJ Mortgage Capital, Inc., as seller, Credit Suisse First Boston Mortgage Acceptance Corp., as purchaser, CSFB ABS Trust 2002-HI23 and JPMorgan Chase Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP. By: /s/ Helaine Hebble Name: Helaine Hebble Title: Vice President

Dated: July 24, 2002

Exhibit Index

Exhibit No.	Description
4.1	Servicing Agreement dated as of July 1, 2002 among Countrywide Home Loans Servicing LP, as servicer, JPMorgan Chase Bank, as indenture trustee, and the CSFB ABS Trust 2002-HI23, as issuer.
4.2	Owner Trust Agreement dated as of July 24, 2002 between Credit Suisse First Boston Mortgage Acceptance Corp., as depositor, and U.S. Bank Trust National Association, as owner trustee.
4.3	Indenture dated as of July 24, 2002 between CSFB ABS Trust 2002-HI23, as issuer, and JPMorgan Chase Bank, as indenture trustee (including Appendix A thereto).
10.1	Loan Purchase Agreement dated as of July 24, 2002 among DLJ Mortgage Capital, Inc., as seller, Credit Suisse First Boston Mortgage Acceptance Corp., as purchaser, CSFB ABS Trust 2002-HI23 and JPMorgan Chase Bank.